EXHIBIT 5.1

                       Nixon, Hargrave, Devans & Doyle LLP
                         Attorneys and Counsellors at Law
                                 Clinton Square
                              Post Office Box 1051
                         Rochester, New York  14603-1051
                                 (716) 263-1000

                               September 17, 1996



ACC Corp.
400 West Avenue
Rochester, New York  14611

Ladies and Gentlemen:

          We have acted as counsel to ACC Corp., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3, as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance and sale by the Company of up to 1,227,753 shares of Class A Common Stock of the Company, $.015 par value per share (the "Common Stock").

          This opinion is being delivered to you in connection with the Registration Statement.

          In connection with the foregoing, we have examined the Registration Statement and the Preliminary Prospectus contained in the Registration Statement (the "Preliminary Prospectus"). We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

          As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

          In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

          Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York, the laws of the United States of America and the General Corporation Law of the State of Delaware.

          Based upon and subject to the forgoing, and the other qualifications and limitations contained herein, and after (a) the Commission shall have entered an appropriate order declaring effective the above-referenced Registration Statement, as amended, (b) the shares of Common Stock have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws, (c) the Board of Directors of the Company has approved the issuance and delivery of the Common Stock in accordance with the provisions of the Underwriting Agreement, the proposed form of which has been or will be included as
Exhibit 1.1 to the Registration Statement, as amended, and (d) the Common Stock has been appropriately issued and delivered in accordance with the provisions of such Underwriting Agreement, and the consideration therefor shall have been received by the Company, we are of the opinion that the 1,227,753 shares of Common Stock to be offered pursuant to the Preliminary Prospectus will have been duly authorized and validly issued and will be fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our names as it appears under the caption "Legal Matters" in the Preliminary Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

          We further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the shares of Common Stock.

          This opinion is intended solely for your benefit in connection with the transactions described above and, except as provided in the two immediately preceding paragraphs, may not be otherwise communicated to, reproduced, filed publicly or relied upon by, any other person or entity for any other purpose without our express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

                                   Very truly yours,


                                   Nixon, Hargrave, Devans & Doyle LLP